                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                   __________________________________________

                                   FORM 8-KA

                                 Current Report
                                  Pursuant to
                            Section 13 or 15 (d) of
                      The Securities Exchange Act of 1934

     Date of Report (date of Earliest Event Reported):  September 18, 1996

                   __________________________________________

                           SIGHT RESOURCE CORPORATION
               (Exact name of Registrant as specified in charter)

DELAWARE                    1-11196             ###-##-####
--------                    -------             -----------
(State or other             (Commission File    (I.R.S. Employer
jurisdiction                Number)             Identification No.)
of Incorporation)

                   __________________________________________


67 South Bedford Street, Burlington, MA                01803
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(Address of Principal Executive Offices)               (Zip Code)


                                 (617) 229-1100
                                 --------------
               Registrant's Telephone number including area code
               -------------------------------------------------



_______________________________________________________________________________
_______________________________________________________________________________
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

(a) On September 18, 1996, pursuant to the Asset Transfer and Merger Agreement (the "Agreement") by and among Sight Resource Corporation (the "Registrant"), E.B. Acquisition Corp., a wholly owned subsidiary of the Registrant ("Acquisition"), The E.B. Brown Optical Company ("Optical"), Brown Optical Laboratories, Inc. ("Laboratories"), E.B. Brown Opticians, Inc. ("Opticians"), Gordon Safran and Evelyn Safran (Optical, Laboratories and Opticians are referred to collectively as "Sellers"), which agreement is effective as of July 1, 1996, Acquisition acquired certain assets subject to certain liabilities of Laboratories and Optical and merged with Opticians (the "Transactions"). The Transactions will be accounted for as a purchase. Sellers are engaged in the business of distributing and selling eyeglasses, contact lenses, industrial eyewear and hearing aids and providing related optical, optometric and audiology goods and services to persons with vision and hearing disorders through a chain of eye care centers in Ohio and Pennsylvania. The following is a description of the
     Transactions:

     [ ] Acquisition and Opticians entered into a merger pursuant to which Acquisition was the surviving Company. In connection with the merger, all Opticians shares outstanding immediately prior to the merger were converted into and became the right to receive 521,997 shares (the "Shares") of common stock of the Registrant. If, during a twenty day consecutive trading period, prior to the registration of the Shares, the average closing price of the common stock of the Registrant is less than $2.75 per share, then the holder of the Shares will be eligible to receive an additional number of shares of the Registrant equal to twenty percent of such merger consideration. The amount and nature of the purchase price was determined by arms length negotiations among the parties.
     [ ] Acquisition acquired certain assets subject to certain liabilities of Optical and Laboratories. The assets acquired consist primarily of accounts receivable, inventory, property and equipment. The purchase price consisted of $4,000,000 in cash and $1,400,000 in notes payable to shareholders and certain employees of Optical and Laboratories due in two installments over an eighteen month period. The amount and nature of the purchase price were determined by arms length negotiations among the parties.
     [ ] In connection with the Agreement, the Registrant has agreed to issue
         71,181 shares of common stock of the Registrant on or prior to September 18, 1998 to two employees of Opticians as an employee benefit plan.

(b) Following the acquisitions and merger, Acquisition intends on continuing the use of assets acquired and continue to provide the services described in 2(a).

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS
         -----------------------------------------------------------------

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Exhibit 7.1 includes the audited combined balance sheet of the Sellers as of December 31, 1995 and the related combined statements of income, stockholders' equity and cash flows the year then ended, along with the audit opinion of KPMG Peat Marwick LLP.
(b) PRO FORMA FINANCIAL INFORMATION. Exhibit 7.2 includes the unaudited proforma consolidated balance sheets as of December 31, 1995 and June 30, 1996 and the unaudited proforma consolidated statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996, as if the Company had acquired the Sellers as of January 1, 1995 and 1996, respectively.
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(C) Exhibits


EXHIBIT NUMBER      TITLE
--------------      -----
2.1                 Asset Transfer and Merger Agreement dated as of July 1,
                    1996 by and among Sight Resource Corporation, E.B.
                    Acquisition Corp., The E.B. Brown Optical Company, Brown
                    Optical Laboratories, Inc., E.B. Brown Opticians, Inc.,
                    Gordon Safran and Evelyn Safran. (Incorporated herein by
                    reference to Exhibit 2.1 of the Company's Form 8-K filed
                    with the Securities and Exchange Commission on October 3,
                    1996.)

7.1                 Audited combined balance sheet of Sellers as of December
                    31, 1995 and the related combined statement of income, stockholder's equity and cash flows for the year then ended, along with the audit opinion of KPMG Peat
                    Marwick LLP.

7.2 Unaudited proforma consolidated balance sheets as of December 31, 1995 and June 30, 1996 and the unaudited proforma consolidated statement of operations for the year ended December 31, 1995 and the six months ended
                    June 30, 1996, as if the Company had acquired the net assets of Sellers as of January 1, 1995 and 1996, respectively.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SIGHT RESOURCE CORPORATION



Date:  December 2, 1996       /s/ ALAN MACDONALD
       ----------------       -------------------------
                              Alan MacDonald
                              Vice President of Finance & Administration
                              (principal financial and chief accounting officer)